Independent Director Agreement

This INDEPENDENT DIRECTOR AGREEMENT is made and entered into as of January 1, 2008, by and between China Natural Gas (“company”) and Zhiqiang Wang.

Whereas, the Company desires to engage the Independent Director, and the Independent Director desires to serve,as a non-employee direcor of the Company,subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, the Company and Independent Director, intending to be legally bound, hereby agree as follows:

1、The Governance and Appointment Committee is responsible for, among other things:
Supervising, reviewing and making recommendations on Corporate Governance Policies, and recommending candidates to the company's Board of Directors.

2、SERVICES OF INDEPENDENT DIRECTOR
     While this Agreement is in effect, the Independent Director shall perform duties as an Independent Director and chairman of Governance and Appointment Committee of the Company, and will be compensated and reimbursed in accordance with Schedule A attached hereto, subject to the following:
(1)	Select and recommend directors to the Board of Directors
(2)
Evaluate regularly the Board members' work capacity, including the decentralization of professional experience, as well as technology, finance, marketing, business, financial reporting skills, and other specialties that are important to the Board.

(3)	Assess and provide appropriate amendments related to the company's governance policies to the Board of Directors regularly.
(4)	Have the right to terminate the company's management directly for the successful completion of duties.
(5)	Carry out other related duties identified by the Board of Directors that in line with the Commission Charter, the Articles of Associations, and other relevant laws.
(6)	Assess the adequacy of the Commission Charter and make recommendations to the Board of Directors regularly.
(7)	Report the major issues in the Committee meeting to the Board of Directors
(8)	Review and re-assess the adequacy of the Statute of Governance and Nomination Committee annually.
(9)	Carry out other matters appointed to the Governance and Nomination Committee by the Board of Directors.
(10)	Report to the entire Board of Directors periodically
(11)
The Independent Director will perform services as are consistent with the Independent Director’s position with the Company, as required and authorized by the By-Law and Certificate of Incorporation of the Company, and in accordance with high professional and ethical standards and all applicable laws and rules and regulations pertaining to the Independent Director’s performance hereunder, including, but not limited to, laws, rules and regulations relation to a public company.

(12)	The Independent Director is responsible for tax issues relating to the compensation paid by the Company to the Independent Director under this agreement.
(13)	Any money owed by the Independent Director to the Company will be deducted from the director’s salary.

3、COMMITTEE MEETINGS

The Committee will hold meetings regularly in order to fulfill its duties. All members of the meeting in the majority will constitute the adoption of any resolution. All committee meetings shall comply with Delaware laws (including the requirements on the minimum number of committee members, vote / resolution). Meeting records shall be kept for every committee meeting.

4、REQUIREMENTS OF INDEPENDENT DIRECTOR
During the term of Independent Director’s service to the Company hereunder, Independent Director shall observe all applicable law and regulations relating to independent director of a public listed company as promulgated from time to time and shall not:
(1)	Become an employee of the Company or its Subsidiary;
(2)	Accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the company other than the Director salary.
(3)	Become an "affiliated person" of the company or its Subsidiary.
(4)	Have any interest in any business activities with the Company or its Subsidiary, for which disclosure would be required.
(5)	Be engaged in a business relationship with the Company or its Subsidiary, for which disclosure would be required.

5、REPORT OBLIGATION
While this Agreement is in effect, the Independent Director shall immediately report to the Company in the event:
(1)	The Independent Director knows or has reasons to know or should have known that any of the requirements specified in Section 3 hereof is not satisfied or is not going to be satisfied; and
(2)	The Impendent Director simultaneously serves on the Audit Committee of any other public company.

6、TERM AND TERMINATION
The term of this Agreement and the Independent Director’s services hereunder shall be two years from the Effective Day, unless terminated as provided for in the section. This agreement and the Independent Director’s services hereunder shall terminate upon the earlier of the following:
(a)	The expiration of the Independent Director’s term as a director of the Company;
(b)	The removal of the Independent Director as a director of the Company, upon proper board action or stockholder action, in accordance with the Articles of the Associations and applicable laws;

(c)	The resignation of the Independent Director as a director of the Company upon written notice to the board of Directors of the Company; or
(d)	The termination or this Agreement by the Company, in the event that any of the requirements specified in Section 2 hereof is not satisfied, as determined by the Company in its sole discretion.

7、LIMITATION OF LIABILITY.
In no event shall the Independent Director be individually liable to the company or its stockholders for any damages for breach of fiduciary duty as an independent director of the Company, unless the Independent Director’s act or failure to act involves intentional gross misconduct, fraud, criminal acts or a knowing violation of law.

8、INSURANCE
The Company may obtain and maintain a policy or policies of director and officer liability insurance, of which the Independent Director will be named as an insured, providing the Independent Director with coverage for indemnifiable amounts and/or indemnifiable expenses in accordance with said insurance policy or policies.

The rules and regulations of the Company notified to the independent director, from time to time, apply to the Independent Director. Such rules and regulations are subject to change by the Company in its sole discretion. Notwithstanding the foregoing, in the event of any conflict or inconsistency between the terms and conditions of this Agreement and rules and regulations of the Company, the terms of this Agreement control.

China Natural Gas,Inc.	Independent Director

/By/	/By/

Name: Qinan Ji	Name: Zhiqiang Wang
Title: CEO & Chairman

SCHEDULE A

Ⅰ.  POSITION:
Chairman of Governance and Nomination Committee of China Natural Gas Inc.

INDEPENDENT DIRECTOR

Ⅱ.  COMPENSATION:
FEES. For all services rendered by the Independent Director pursuant to this Agreement, both during and outside of normal working hours, including but not limited to, attending all required meetings of Board of Independent Directors of the Company or applicable committees thereof, reviewing filing reports and other corporate documents as requested by the Company, providing comments and opinions as to business matters as requested by the Company, the Company agrees to pay to Independent Director a fee in cash of RMB3,000 each month for two years subsequent to January 1 2008. The fees in cash shall be payable to Independent Director quarterly in equal installments.

EXPENSES. During the term of the Independent Director’s services as a director of the Company, the Company shall promptly reimburse the Independent Director for all expenses incurred by him/her in connection with attending the annual and quarterly meeting of the Board of Independent Directors of the Company or applicable committees thereof, as a director or a member of any board committee, which are approved by the Company in advance.

NO OTHER BENEFITS OR COMPENSATION. The Independent Director acknowledges and agrees that he is not granted and is not entitled to any other benefits or compensation from the Company for the services provided under this Agreement except expressly provided for in this Schedule A.

China Natural Gas,Inc.	Independent Director

/By/	/By/

Name: Qinan Ji	Name: Zhiqiang Wang
Title: CEO & Chairman